Exhibit 99.13

POWER OF ATTORNEY

Know by all these presents, that each of the undersigned, Stephen N. Joffe, Craig P.R. Joffe, and Alan H. Buckey, hereby makes, constitutes and appoints each of Steven Wolosky, Andrew Freedman and Amanda Lamson, the attorneys-in-fact (the “Attorneys-In-Fact”) of the undersigned, with full power and authority, including without limitation the power of substitution and resubstitution, acting together or separately, in the name of and for and on behalf of himself:

(a) For the purpose of complying with the requirements of the Securities Act of 1933, as amended, and the rules of the Securities and Exchange Commission (the “Commission”) promulgated thereunder (collectively, the “Securities Act”), and the Securities Exchange Act of 1934, as amended, and the rules of the Commission promulgated thereunder (collectively, the “Exchange Act”), to prepare or cause to be prepared, execute, sign and file with the Commission and all applicable securities exchanges on behalf of the undersigned all statements, reports and other filings (including without limitation any amendments thereto) required to be filed by the undersigned under the Securities Act or the Exchange Act, including without limitation all Schedules 13D, Schedules I3G, Schedules 13E3, and Schedules 14D-1 and filings with respect to stockholder proxies, solicitation of consents and similar documents with respect to the securities of LCA-Vision, Inc. (the “Company”); and

(b) To make, execute, acknowledge, and deliver such other documents, letters, and other writings, including communications to the Commission, and in general to do all things and to take all actions, which the Attorneys-In-Fact in his or her sole discretion may consider necessary or proper in connection with or to carry out the objective of complying with the Securities Act and the Exchange Act, as fully as could the undersigned if personally present and acting. The Attorneys-In-Fact are hereby empowered to determine in his/her sole discretion the time or times when, purpose for and manner in which any power therein conferred upon him or her shall be exercised, and the conditions, provisions, or other contents or any report, instrument or other document which may be executed by him or her pursuant hereto.

Each of the undersigned hereby ratifies all that the Attorneys-In-Fact or his or her substitute or substitutes shall do under the authority of this Power of Attorney.

Each of the undersigned hereby agrees that the Attorneys-in-Fact shall be entitled to rely on instructions and authorization from any one (1) of the undersigned on behalf of all of the undersigned in any matter relating to the authority granted to the Attorneys-in-Fact pursuant to this Power of Attorney.

The Attorneys-In-Fact shall have full power to make and substitute any other Attorneys-In-Fact in his or her place and stead. The term “Attorneys-In-Fact” shall include the respective substitutes of any Attorneys-In-Fact

Each of the undersigned acknowledges that the foregoing Attorneys-In-Fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with the Securities Act or the Exchange Act.

This Power of Attorney shall remain in full force and effect until each of the undersigned is no longer required to make filings with the Securities and Exchange Commission with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing Attorneys-In-Fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of December, 2008.

/s/ Stephen N. Joffe
Signature

Stephen N. Joffe
Print Name

Craig P. R. Joffe
Signature

/s/ Craig P. R. Joffe
Print Name

/s/ Alan H. Buckey
Signature

Alan H. Buckey
Print Name